UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2025

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights	N/A	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lorena Lerner as Chief Scientific Officer

On August 6, 2025, Keros Therapeutics, Inc. (the “Company”) announced that Lorena Lerner, Ph.D., has been appointed to serve as the Company’s Chief Scientific Officer, effective as of August 6, 2025.

Dr. Lerner, age 54, has served as the Company's Senior Vice President, Research since January 2024. Prior to that, Dr. Lerner served as the Company's Vice President, Research beginning in May 2022. From September 2017 to May 2022, Dr. Lerner held multiple positions of increasing responsibility at Oncorus, Inc., including Senior Director, Molecular Biology from September 2017 to December 2018, Vice President, Molecular Biology from January 2019 to November 2021 and Vice President, Research from December 2021 to May 2022. Prior to Oncorus, Inc., Dr. Lerner worked at Quiet Therapeutics from 2016 to 2017, at Scholar Rock Holding Corporation from 2015 to 2016 and at AVEO Pharmaceuticals, Inc. from 2003 to 2015. Dr. Lerner received an M.S. in Molecular Biology and a Ph.D. in Biochemistry from the University of Buenos Aires. She completed her postdoctoral work at The Rockefeller University.

In connection with Dr. Lerner’s employment, the Company entered into an employment agreement, dated August 6, 2025 (the “Lerner Employment Agreement”), which sets forth certain terms of Dr. Lerner’s employment, effective as of August 6, 2025 (the “Start Date”).

Pursuant to the Lerner Employment Agreement, Dr. Lerner serves as the Company’s Chief Scientific Officer as of the Start Date. The employment of Dr. Lerner is “at will” and the Lerner Employment Agreement continues until terminated by either party.

Pursuant to the terms of the Lerner Employment Agreement, Dr. Lerner is entitled to an initial annual base salary of $425,000 and an annual discretionary bonus with a target amount equal to 40% of her annual base salary.

Dr. Lerner is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following her termination of employment.

Dr. Lerner is entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the Lerner Employment Agreement.

In the event Dr. Lerner is terminated by the Company involuntarily without cause (and not due to death or disability) or she resigns for good reason, in each case, not in connection with a change of control, then Dr. Lerner is entitled to cash severance equal to continued base salary payments for nine months and payment of COBRA premiums for up to nine months.

If within one month before or within 12 months following a change of control, Dr. Lerner is terminated by the Company or successor involuntarily without cause (and not due to death or disability) or she resigns for good reason, Dr. Lerner is entitled to the following: (a) cash severance equal to continued base salary payments for 12 months; (b) a lump sum payment equal to 100% of her target bonus for the year of termination; (c) payment of COBRA premiums for up to 12 months; and (d) acceleration of all of her unvested and outstanding equity time-based vesting awards.

There are no arrangements or understandings between Dr. Lerner and any other person pursuant to which Dr. Lerner was selected as the Company’s Chief Scientific Officer. Other than with respect to the Lerner Employment Agreement, there are no transactions to which the Company is a party and in which Dr. Lerner has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Lerner has no family relations with any directors or executive officers of the Company.

The foregoing description of the Lerner Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lerner Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with her appointment as Chief Scientific Officer, the Company will enter into its standard form of indemnification agreement with Dr. Lerner. The indemnification agreement will provide, among other things, that the

Company will indemnify Dr. Lerner for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in her capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity.

Departure of Christopher Rovaldi as President and Chief Operating Officer

On August 6, 2025, the Company announced that Christopher Rovaldi will cease serving as the President and Chief Operating Officer of the Company, effective as of August 18, 2025 (the “Separation Date”).

In connection with the cessation of his employment, Mr. Rovaldi has entered into a separation and release agreement with the Company, effective as of August 18, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Rovaldi will provide up to 20 hours of consulting services to the Company for the three-month period following the Separation Date until November 18, 2025 (the “Consulting Period”). As consideration for his consulting services in excess of 20 hours during the Consulting Period, the Company will pay Mr. Rovaldi an hourly fee of $425.00. In addition, the Company will provide Mr. Rovaldi with (a) cash severance equivalent to nine months of Mr. Rovaldi’s base salary in effect as of the Separation Date, (b) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment until the earlier of (i) nine months, (ii) the expiration of Mr. Rovaldi’s eligibility for the continuation coverage, or (iii) the date Mr. Rovaldi becomes eligible for substantially equivalent healthcare coverage through another source, (c) acceleration of vesting of an aggregate of 19,800 shares of the Company’s common stock subject to his unvested restricted stock units, effective upon the expiration of the Consulting Period and (d) reimbursement of outplacement services used by Mr. Rovaldi (up to $10,000) for a period not to exceed one year following the Separation Date. The Separation Agreement also contains confidentiality, non-competition, non-disparagement and non-solicitation covenants and a release of claims by Mr. Rovaldi.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Entry into Employment Agreement with Esther Cho

On August 6, 2025, the Company entered into an employment agreement with Esther Cho, the Company’s Senior Vice President, General Counsel (the “Cho Employment Agreement”), effective as of August 6, 2025.

Ms. Cho, age 36, has served as our Senior Vice President, General Counsel since February 2023, and also serves as our Secretary. Prior to that, Ms. Cho served as our Head of Legal beginning in April 2020. Prior to joining us, Ms. Cho was an associate at Cooley LLP, where she represented life science companies in a wide variety of matters through all stages of their life cycle. Ms. Cho received a J.D. from Boston University School of Law and a B.A. in History from University of Pennsylvania.

The employment of Ms. Cho is “at will” and the Cho Employment Agreement continues until terminated by either party. Pursuant to the terms of the Cho Employment Agreement, Ms. Cho is entitled to an initial annual base salary of $460,000 and an annual discretionary bonus with a target amount equal to 40% of her annual base salary.

Ms. Cho is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants, as well as a non-competition and non-solicitation covenant for a period of 12 months following her termination of employment.

Ms. Cho is entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the Cho Employment Agreement.

In the event Ms. Cho is terminated by the Company involuntarily without cause (and not due to death or disability) or she resigns for good reason, in each case, not in connection with a change of control, then Ms. Cho is entitled to cash severance equal to continued base salary payments for nine months and payment of COBRA premiums for up to nine months.

If within one month before or within 12 months following a change of control, Ms. Cho is terminated by the Company or successor involuntarily without cause (and not due to death or disability) or she resigns for good reason, Ms. Cho is entitled to the following: (a) cash severance equal to continued base salary payments for 12 months; (b) a lump sum payment equal to

100% of her target bonus for the year of termination; (c) payment of COBRA premiums for up to 12 months; and (d) acceleration of all of her unvested and outstanding equity time-based vesting awards.

There are no arrangements or understandings between Ms. Cho and any other person pursuant to which the Cho Employment Agreement was entered into. Other than with respect to the Cho Employment Agreement, there are no transactions to which the Company is a party and in which Ms. Cho has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Cho has no family relations with any directors or executive officers of the Company.

The foregoing description of the Cho Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cho Employment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Cho Employment Agreement, the Company will enter into its standard form of indemnification agreement with Ms. Cho. The indemnification agreement will provide, among other things, that the Company will indemnify Ms. Cho for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred in any claim, action or proceeding arising in her capacity as an executive officer or in connection with service at the Company’s request for another corporation or entity.

Transition of Jasbir Seehra from Chief Executive Officer and Chair of the Board of Directors to President, Chief Executive Officer and Director

On August 6, 2025, the Board of Directors (the “Board”) of the Company appointed Jasbir Seehra, Chief Executive Officer of the Company, to the additional position of President of the Company, effective as of August 18, 2025. Additionally, Dr. Seehra, who currently serves as Chair of the Board, will cease serving in this role, effective as of August 18, 2025, but will continue to serve as a member of the Board.

Appointment of Jean-Jacques Bienaimé as Chair of the Board

On August 6, 2025, the Board appointed Jean-Jacques Bienaimé as Chair of the Board, effective as of August 18, 2025. In connection with Mr. Bienaimé’s appointment as Chair of the Board, he will be entitled to receive a $30,000 additional annual cash retainer pursuant to the Company’s amended and restated non-employee director compensation policy.

Item 7.01    Regulation FD Disclosure.
On August 6, 2025, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
On August 6, 2025, the Company issued a press release concerning recent organizational changes to the Company, including the appointment of Dr. Lerner, Ph.D., as the Company's Chief Scientific Officer, effective as of the Start Date, and the cessation of Mr. Rovaldi's employment, effective as of the Separation Date.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Corporate Presentation dated August 2025.
99.2	Press Release dated August 6, 2025.
10.1	Employment Agreement by and between Keros Therapeutics, Inc. and Lorena Lerner, dated as of August 6, 2025.
10.2	Separation and Release Agreement by and between Keros Therapeutics, Inc. and Christopher Rovaldi, dated as of August 6, 2025.
10.3	Employment Agreement by and between Keros Therapeutics, Inc. and Esther Cho, dated as of August 6, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: August 6, 2025